AMENDED AND RESTATED

BYLAWS

OF

ENERGY CONVERSION DEVICES, INC.

a Delaware Corporation

- i -

- ii -

AMENDED AND RESTATED

BYLAWS

OF

ENERGY CONVERSION DEVICES, INC.

a Delaware Corporation

ARTICLE I

CORPORATE OFFICES

1.1      Registered Office. The registered office of the Corporation shall be as from time to time set forth in the Corporation’s certificate of incorporation or in any certificate filed with the Secretary of State of the State of Delaware and the appropriate County Recorder or Recorders, as the case may be, to amend such information.

1.2      Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1      Place of Meetings. All meetings of stockholders shall be held at such place either within or without the State of Delaware, as shall be designated from time to time by the board of directors or stated in the notice of the meeting or duly executed waivers thereof.

2.2      Annual Meeting. An annual meeting of stockholders for the election of directors and the transaction of other business specified in the notice of meeting shall be held annually in accordance with the Delaware General Corporation Law on such date and at such time as shall be designated by resolution of the board of directors and stated in the notice of the meeting.

2.3      Special Meetings. Unless otherwise provided by the Delaware General Corporation Law or the certificate of incorporation, special meetings of the stockholders, for any purpose or purposes, may be called by the board of directors.

2.4      Notice of  Meeting; Business Transacted. Written notice of each meeting of stockholders shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Each such notice shall include the place date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.5	Advance Notice of Stockholder Nominations and Business.
(a)	At an Annual Meeting.

(i)      Nominations of persons for election to the board of directors and the proposal of business to be considered by the stockholders may be made at an annual

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meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting, or any supplement thereto, (B) by or at the direction of the board of directors or (C) by any stockholder who is a stockholder of record at the time the notice provided for in this Section 2.5(a) is delivered to the Secretary and at the date of the meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.5(a).

(ii)     For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of the foregoing paragraph, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of (x) the ninetieth day prior to such annual meeting or (y) the tenth day following the date on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election as a director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended, and (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (3) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (4) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding

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capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements of this Section 2.5(a) shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of such stockholder’s intention to present a proposal or nomination at an annual meeting in compliance with applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and such stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(iii)    Notwithstanding anything in Section 2.5(a)(ii) above to the contrary, in the event that the number of directors to be elected to the board of directors at an annual meeting is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased board of directors made by the Corporation at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.5(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b)     At a Special Meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (A) by or at the direction of the board of directors or (B) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.5(b) is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.5. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 2.5(a)(ii) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

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(c)	General.

(i)      Only such persons who are nominated in accordance with the procedures set forth in this Section 2.5 shall be eligible to be elected at an annual or special meeting of stockholders to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.5. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.5 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(ii)(C)(4) of this Section 2.5) and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 2.5, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

(ii)     Notwithstanding the foregoing provisions of this Section 2.5, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.5, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(iii)    For purposes of this Section 2.5, a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

(iv)    Notwithstanding the foregoing provisions of this Section 2.5, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.5. Nothing in this Section 2.5 shall be deemed to affect any rights of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.

(v)     Except as otherwise required by law, nothing in this Section 2.5 shall obligate the Corporation or the board

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of directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the board of directors information with respect to any nominee for director submitted by a stockholder.

2.6      Organization of Meetings. The Chairman shall preside at all meetings of stockholders at which he or she is present. In the absence of the Chairman, the President and Chief Executive Officer (if the President and Chief Executive Officer is a director and is not also the Chairman) shall preside at such meeting of stockholders and, in the President and Chief Executive Officer’s absence, a majority of the directors present at such meeting shall elect a member of the board of directors to act as chairman of the meeting. The Secretary shall act as Secretary of the meeting. In the absence of the Secretary, the chairman of the meeting may appoint an Assistant Secretary or any other person to act as secretary of the meeting. The chairman of the meeting shall announce at the meeting of stockholders the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote.

2.7      Conduct of Meetings. The board of directors may adopt by resolution such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.8	Inspectors of Elections.

(a)     The board of directors shall in advance of any meeting of stockholders appoint one or more inspectors to act at the meeting or its adjournment and make a written report thereof, and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If any person appointed as inspector fails to appear or fails or refuses to act, and alternate inspectors have not been designated or fail to appear or fail or refuse to act, then the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. No director or nominee for the office of director shall be appointed inspector.

(b)     Such inspectors shall: (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the number of shares represented at the meeting, the existence of a quorum, and the validity of proxies and ballots; (iii) count all votes and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination made by the inspectors; (v) certify their determination of the

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number of shares represented at the meeting, and their count of all votes and ballots; and (vi) do such other acts that may be proper to conduct the election or vote with fairness to all stockholders.

(c)      Any report or certificate made by the inspectors of election shall be prima facie evidence of the facts stated therein.

2.9      Quorum. The holders of a majority of the shares entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by the Delaware General Corporation Law, the certificate of incorporation or these bylaws. If a quorum is not present or represented at any meeting of stockholders, then unless a different vote is required by law, the certificate of incorporation or these bylaws, the chairman of the meeting or the stockholders entitled to vote, present in person or represented by proxy, shall have the power by majority of the votes cast to adjourn the meeting from time to time in accordance with Section 2.9, without notice other than announcement at the meeting, until a quorum is present or represented.

2.10    Adjourned Meetings. When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.11    Voting. Each stockholder shall be entitled to one vote in person or by proxy for each share of capital stock having voting power held by such stockholder, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. In all matters other than the election of directors at a meeting at which a quorum is present, the majority of the votes properly cast shall decide any matter brought before such meeting, unless the matter is one upon which by express provision of the Delaware General Corporation Law, the certificate of incorporation or these bylaws a different vote is required, in which case such express provision shall govern. Directors shall be elected at any meeting at which a quorum is present by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Shares held in the name of the Corporation shall not be voted.

2.12    Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by a written proxy executed by the stockholder or by a transmission permitted by Section 212(c) of the Delaware General Corporation Law filed with the Secretary, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person, or by filing with the Secretary either a written instrument revoking the proxy or another duly executed proxy bearing a later date.

2.13    List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in

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alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting in the manner provided by the Delaware General Corporation Law. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

ARTICLE III

DIRECTORS

3.1      Powers. The business and affairs of the Corporation shall be managed by or under the direction of its board of directors except as may be otherwise provided by the Delaware General Corporation Law or the certificate of incorporation.

3.2      Number; Election; Qualification. The number of directors which shall constitute the board of directors shall be as determined from time to time by resolution of the board, but in no event shall consist of less than three directors or more than ten directors; provided, that no decrease shall shorten the term of an incumbent director. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.3, and each director shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal.

3.3   Vacancies and Newly Created Directorships. Vacancies, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled by a majority of the directors then in office although less than a quorum. Any director so chosen shall hold office until the next annual election and until a successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal. If there are no directors in office, then an election of directors may be held in the manner provided by the Delaware General Corporation Law.

3.4   Resignation. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. The resignation of any director shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.5   Removal. Any director or the entire board of directors may be removed, at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as may be provided by the Delaware General Corporation Law or the certificate of incorporation.

3.6   Chairman of the Board. The board of directors shall annually elect, by the affirmative vote of a majority of the directors then in office, a Chairman of the Board, and may fill any vacancy in the position at such time and in such manner as the board of directors may determine. The Chairman shall have such powers and perform such duties as the board of directors may from time to time prescribe, and shall preside at all meetings of stockholders and board of directors at which he or she is present except as the board of directors may otherwise determine by majority vote. In the absence of the Chairman, the President and Chief Executive Officer (if the President and Chief Executive Officer is a director and is not

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also the Chairman) shall preside at such meeting of stockholders or board of directors and, in the President and Chief Executive Officer’s absence, a majority of the directors present at such meeting shall elect a member of the board of directors to preside.

3.7   Committees. The board of directors may by resolution of the board designate one or more committees, each committee to consist of one or more of the directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such member or members as may be determined from time to time by resolution adopted by the board of directors. Any such committee, to the extent provided in a resolution of the board of directors and permitted under Section 141(c)(2) of the Delaware General Corporation Law, shall have and may exercise all the power and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes of its meetings and shall report the same to the board of directors when required.

3.8	Meetings Generally.

(a)  The board of directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware.

(b)  Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors or any committee designated by the board, may participate in a meeting of such board or committee by means of conference telephone or other communications equipment by which all persons participating in the meeting can hear each other and such participation in a meeting shall constitute presence in person at such meeting.

3.9	Regular Meetings.

(a)  Regular meetings of the board of directors or any committee thereof may be held without notice at such time and at such place as the board or committee, as the case may be, shall from time to time determine and publicize among all directors or committee members, as the case may be.

(b)  The first meeting of each newly elected board of directors shall be held immediately after the annual meeting of stockholders and, if applicable, at the same place, and no notice of such meeting shall be necessary to the newly elected directors in order to constitute the meeting legally, provided that a quorum is present. In the event such meeting is not held at that time and place, the meeting may be held at such time and, if applicable, place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

3.10   Special Meetings; Notice. Special meetings of (a) the board of directors shall be held whenever called by the Chairman, the President and Chief Executive Officer, or two or more directors, or (b) any committee of the board shall be held whenever called by a

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committee member. Notice of the meeting shall be sent to each director at such director’s residence or place of business and shall be (i) delivered personally, either by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, in each case delivered or sent at least 24 hours before the time of the holding of the meeting, or (iv) sent by United States mail, in which case it shall be deposited in the United States mail at least four days prior to the time of the holding of the meeting. The notice shall be given by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairman, or by the President and Chief Executive Officer or such other officer designated by the Chairman or, in the absence of the Chairman, by the President and Chief Executive Officer. The notice shall state the date, time and place of the meeting but need not state the purpose thereof, except as otherwise herein expressly provided. A written waiver of notice signed by the director entitled to notice, whether before or after the time stated therein, and filed with the records of the meeting shall be equivalent to notice. Attendance of the director at the meeting shall constitute a waiver of notice.

3.11   Quorum; Required Vote; Adjourned Meetings. Except as otherwise required by the certificate of incorporation or these bylaws, at all meetings of the board of directors or any committee thereof, a majority of the total number of directors or committee members shall constitute a quorum for the transaction of business. The vote of the majority of the directors or committee members present at a meeting at which a quorum is present shall be the act of the board of directors or committee, as the case may be, unless the certificate of incorporation or these bylaws require a vote of a greater number. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting. If a quorum shall not be present at any meeting of the board of directors or committee thereof, the chairman of the meeting or a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

3.12   Action Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee.

3.13   Compensation. Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors, or a designated committee thereof, shall have the authority to fix from time to time the compensation of directors; provided, that directors who are serving the Corporation as employees and who receive compensation for their services as such, shall not receive any salary or other compensation for their services as directors of the Corporation. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

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ARTICLE IV

OFFICERS

4.1   Officers; Qualification. The officers of the Corporation shall consist of a President and Chief Executive Officer, a Chief Financial Officer, a Secretary and a Treasurer, and such other officers as the board of directors may from time to time determine, including but not limited to one or more Vice Presidents, or one or more Assistant Secretaries or Assistant Treasurers. The offices of the Corporation for which officers may be appointed shall be determined from time to time by resolution of the board of directors. No officer need be a stockholder or director of the Corporation. Any number of offices may be held simultaneously by the same person, except the offices of President and Secretary.

4.2   Appointment; Term. The board of directors shall appoint the officers of the Corporation. Each officer shall hold office for such term as may be prescribed by the board of directors and until such officer’s successor is duly chosen and qualifies, or until such officer’s earlier death, disqualification, resignation or removal.

4.3   Removal; Resignation; Vacancies. Any officer of the Corporation may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors. Any officer may resign at any time upon written notice to the Corporation. An officer’s resignation shall take effect upon receipt of such notice or at any later time specified in such notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. If a vacancy occurs in any office of the Corporation, the board of directors shall have the authority to appoint a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly chosen and qualified.

4.4   President and Chief Executive Officer. The President and Chief Executive Officer shall have the general powers and duties of supervision, management and direction over the business and affairs of the Corporation, shall be responsible for corporate policy and strategy and the active management of the business of the Corporation, shall report to the board of directors, and shall see that all orders and resolutions of the board of directors are carried into effect, all subject to the general control of the board of directors. In the absence of the Chairman, the President and Chief Executive Officer (if the President and Chief Executive Officer is a director and is not also the Chairman) shall preside at any meeting of stockholders or board of directors.

4.5   Chief Financial Officer. The Chief Financial Officer shall have the general powers and duties of supervision of the financial operations of the Corporation, shall have the custody of the corporate funds and securities, shall keep full and accurate books and accounts of the Corporation in accordance with applicable law and generally accepted accounting principles, shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as ordered by the board of directors or the President and Chief Executive Officer, shall cause the funds of the Corporation to be disbursed when such disbursements have been fully authorized, and shall render to the board of directors at its regular meetings or when the board otherwise requires an account of the Corporation. The Chief Financial Officer shall perform such other duties and have such other powers as the President and Chief Executive Officer may from time to time prescribe.

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4.6   Vice President. The Vice President, or if there be more than one, the Vice Presidents in the order determined by the board of directors (or if there be no such determination, then in the order of their appointment), shall, in the absence of the President and Chief Executive Officer for any reason, including the failure of the board of directors to appoint a President and Chief Executive Officer or in the event of such officer’s inability or refusal to act, perform the duties of the President and Chief Executive Officer and, when so acting, have all the powers of and be subject to all the restrictions upon the President and Chief Executive Officer. The Vice Presidents shall perform such other duties and have such other powers as the President and Chief Executive Officer may from time to time prescribe.

4.7	Secretary; Assistant Secretary.

(a)  The Secretary shall attend all meetings of the stockholders and all meetings of the board of directors, shall record all the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for standing committees of the board when required and special committees of the board upon request. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties and have such other powers as the President and Chief Executive Officer may from time to time prescribe. The Secretary shall have custody of the corporate seal of the Corporation, if any, and shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by such officer’s signature. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature.

(b)  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their appointment), shall, in the absence of the Secretary for any reason, including the failure of the board of directors to elect a Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and perform such other duties and have such other powers as the President and Chief Executive Officer may from time to time prescribe.

4.8	Treasurer; Assistant Treasurer.

(a)  The Treasurer shall, except as otherwise provided by the board of directors, the President and Chief Executive Officer or the Chief Financial Officer, have general charge of the financial affairs of the Corporation and shall cause to be kept full and accurate books of account. The Treasurer shall have such other powers as the President and Chief Executive Officer or the Chief Financial Officer may from time to time prescribe.

(b)  The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer for any reason, including the failure of the board of directors to elect a Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and perform such other duties and have such other powers as the President and Chief Executive Officer or the Chief Financial Officer may from time to time prescribe.

4.9   Other Powers and Duties. In addition to the foregoing powers and duties, each officer of the Corporation shall have such powers and duties in the management of the business of the Corporation as may be designated from time to time by the board of directors

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and, to the extent not so provided and subject to the discretion of the board of directors, as generally pertain to such officer’s respective office.

4.10   Compensation. The compensation of all officers and agents of the Corporation and the manner and time of the payment of such compensation shall be determined by or in the manner prescribed by the board of directors. Subject to the rights, if any, of an officer under a contract of employment, such compensation may be altered by the board of directors from time to time as the board deems appropriate.

ARTICLE V

INDEMNIFICATION

5.1   Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all expenses (including attorneys’ fees, judgments, fines, and amounts paid in settlement) actually and reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 5.3, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the board of directors of the Corporation.

5.2   Prepayment of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article V or otherwise.

5.3   Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article V is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

5.4   Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article V shall not be exclusive of any other rights which such Covered Person may have or

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hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

5.5   Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

5.6   Insurance. To the fullest extent permitted by law, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was a director, officer, employee or agent of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article V.

5.7   Certain Definitions. For purposes of this Article V, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article V, references to “fines” shall include any excise taxes assessed on a person with respect to services by such person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article V.

5.8   Survival of Indemnification and Advancement of Expenses. The rights to indemnification and advancement of expenses conferred by this Article V shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, administrators and other personal and legal representatives of such a person.

5.9   Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article V to directors and officers of the Corporation.

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5.10   Effect of Amendment or Repeal. Neither any amendment or repeal of any Section of this Article V, nor the adoption of any provision of the certificate of incorporation or the bylaws inconsistent with this Article V, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article V existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article V, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article V, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

5.11   Other Indemnification and Prepayment of Expenses. This Article shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VI

CAPITAL STOCK

6.1   Certificates; Uncertificated Shares. Each holder of shares of the capital stock of the Corporation shall be entitled to a certificate or certificates for such shares, in such form as may from time to time be prescribed by the board of directors, representing the number of shares registered in certificate form; provided, that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any system of issuance, recordation and transfer of the Corporation’s shares by electronic or other means not involving any issuance of certificates so provided by the board of directors shall not become effective as to issued and outstanding certificated shares until the certificates for such shares have been surrendered to the Corporation. Each stock certificate shall be signed by, or signed in the name of the Corporation by, the Chairman, the President or a Vice President, and either the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Any or all signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

6.2   Mutilated, Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate in place of any certificate issued by the Corporation that has been mutilated or is alleged to have been lost, stolen or destroyed if, in the event of any such allegation, an affidavit of that fact is made by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond (or other adequate security) in such sum as the board of directors may direct as sufficient indemnity against any claim that may be made against the Corporation (including but not limited to any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

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6.3   Transfers of Stock. Transfers of shares of stock shall be made on the books of the Corporation only (a) upon authorization by the registered holder thereof, by such holder’s attorney who is authorized by a power of attorney duly executed and filed with the Secretary, or by a transfer agent for such stock, and (b) if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer.

6.4   Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares or rights deriving from such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

6.5   Addresses of Stockholders. Each stockholder shall notify the Secretary of an address at which notices of meetings and all other corporate notices may be served or mailed to such stockholder and, if any stockholder shall fail to so designate such an address, corporate notices may be served upon such stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such stockholder.

6.6	Record Date.

(a)  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b)  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

(c)  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

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ARTICLE VII

RECORDS

7.1   Corporate Records. The original or attested copies of the certificate of incorporation, bylaws and records of all meetings of the incorporators, stockholders and the board of directors, and the stock transfer books, which shall contain the names of all stockholders, record addresses for each and the amount of stock held by each, may be kept outside the State of Delaware and shall be kept at the principal office of the Corporation, at the office of its counsel or at an office of its transfer agent or at such other place or places as may be designated from time to time by the board of directors

7.2   Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided, that records so kept can be converted into clearly legible paper form within a reasonable time.

ARTICLE VIII

MISCELLANEOUS MATTERS

8.1   Fiscal Year. The fiscal year of the Corporation shall be as determined by the board of directors, and shall initially begin on the first day of July in each year and end on the last day of June in the following year.

8.2   Corporate Seal. The corporate seal, if any, shall have inscribed thereon the name of the Corporation, the year of its organization, the word “Delaware,” and such words and figures as the board of directors may approve and adopt. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

8.3   Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Delaware General Corporation Law and the certificate of incorporation, may be declared by the board of directors. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the board of directors from time to time, in its sole discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other proper purpose, and the board of directors may modify or abolish any such reserve.

8.4   Execution of Corporate Contracts and Instruments. The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

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8.5   Checks, Drafts or Orders; Evidence of Indebtedness. From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes, bonds, debentures or other evidences of indebtedness that are issued in the name of or payable by the Corporation, and only the persons so authorized shall sign or endorse such instruments.

8.6   Securities of Other Corporations. Subject to any applicable express contractual limitation or grant of authority to another person, the President and Chief Executive Officer or any other officer of the Corporation authorized by the board of directors or the President and Chief Executive Officer is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares or other securities of any other corporation or corporations (or entity or entities) standing in the name of the Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by written proxy or power of attorney duly executed by the person having such authority.

8.7	Notice; Waiver.
(a)	Notice Generally; Electronic Transmission.

(i)  Whenever, under the Delaware General Corporation Law, the certificate of incorporation or these bylaws, notice is required to be given to any director or stockholder, it shall mean written notice by (A) personal delivery or by mail, postage prepaid, addressed to such director or stockholder, at such person’s address as it appears on the records of the Corporation, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail, or (B) by electronic transmission as set forth below. Notice to directors may also be given by telephone, electronic transmission or telegram.

(ii)Without limiting the manner by which notice otherwise may be given to the stockholders, any notice given by the Corporation to the stockholders shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (A) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (B) such inability becomes known to the Corporation’s Secretary, an Assistant Secretary, transfer agent or other person responsible for giving such notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission shall be deemed given: (1) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (x) such posting and (y) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder.

(b)  Waiver of Notice. Whenever notice is required to be given under the Delaware General Corporation Law, the certificate of incorporation or these bylaws, a written

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waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

ARTICLE IX

AMENDMENTS; INTERPRETATION

9.1   Amendment. These bylaws may be altered, amended or repealed, or new bylaws may be adopted, by majority vote of the stock outstanding at any annual meeting or special meeting of stockholders or by resolution adopted by the board of directors.

9.2   Interpretation. If any part of these bylaws is held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, will be valid and operative.

* * *

Adopted October 11, 2007